Exhibit 4.7

                                                                          [Utah]

                      DEED OF TRUST MODIFICATION AGREEMENT

                  DEED OF TRUST MODIFICATION AGREEMENT (this "Agreement") made this 8th day of May, 2000, among PROMUS HOTELS, INC., a Delaware corporation, having an office at 755 Crossover Lane, Memphis, Tennessee 38117-4900 ("Beneficiary"), APPLE SUITES, INC., a Virginia corporation ("Fee Owner"), APPLE SUITES MANAGEMENT, INC., a Virginia corporation ("Lessee"; together with Fee Owner, collectively, "Grantor"), each of Fee Owner and Lessee having an office at 306 East Main Street, Richmond, Virginia 23219, and LAWYERS TITLE REALTY SERVICES, INC., having an address at 7557 Rambler Road, Suite 1200, L.B. #31, Dallas, Texas 75231 ("Trustee").

                              Preliminary Statement

                  Beneficiary is the beneficiary under, and the lawful owner and holder of the obligations secured by, the Fee and Leasehold Deed of Trust, Assignment of Leases and Rents and Security Agreement, securing the Note Amount of $4,384,500, dated December 22, 1999, from Grantor to Trustee, as trustee, recorded in the Official Records of Salt Lake County, Utah on ____________ as Entry No. ____________ in Book ______ at Page ______ (the "Deed of Trust"). The Deed of Trust secures a $4,384,500 note of Fee Owner dated December 22, 1999 (the "Original Note"), which Original Note evidences a purchase money loan (the "Loan") in the amount of $4,384,500 from Beneficiary to Fee Owner.

                  Pursuant to an Agreement of Sale dated November 22, 1999 between Beneficiary, Hampton Inns, Inc. and Promus Hotels Florida, Inc., as sellers, and Fee

Owner, as buyer, Fee Owner is on the date hereof to acquire certain premises described therein and in connection therewith, Fee Owner will borrow $11,616,750 from Beneficiary and has executed and delivered to Beneficiary its note, dated the date hereof, obligating it to pay the sum of $11,616,750 (the "New Note").

                  In consideration of such additional loan by Beneficiary to Fee Owner, Beneficiary and Grantor have agreed to modify the Deed of Trust to secure the New Note and thereby increase the Note Amount secured by the Deed of Trust and in the manner hereinafter set forth, and Trustee has agreed to join in the execution of this Agreement.

                  NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

                  1. The Deed of Trust is modified as follows: The term "Note" shall mean, collectively, the Original Note and the New Note, as the same may hereafter be amended, modified, extended, severed, assigned, renewed or restated, from time to time and the term "Note Amount" shall mean $16,001,250.

                  2. Grantor warrants and represents that there are no defenses, offsets or counterclaims with respect to its obligations under the Deed of Trust, as modified hereby, including, without limitation, its obligation for the payment of the Note.

                  3. Except as modified in the manner set forth above, the Deed of Trust shall remain unmodified and in full force and effect.

                  4. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

                  IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by each of the parties hereto as of the date first above written.

                                      PROMUS HOTELS, INC.


                                      By /s/ Stevan D. Porter
                                         ---------------------------------------
                                         Stevan D. Porter
                                         Executive Vice President


                                      APPLE SUITES, INC.,
                                      a Virginia corporation


                                      By /s/ Glade M. Knight
                                         ---------------------------------------
                                         Name:  Glade M. Knight
                                         Title: Chairman of the Board and
                                                President


                                      APPLE SUITES MANAGEMENT, INC.,
                                      a Virginia corporation


                                      By /s/ Glade M. Knight
                                         ---------------------------------------
                                         Name:  Glade M. Knight
                                         Title: Chairman, CEO and President



                                      LAWYERS TITLE REALTY SERVICES,
                                      INC.


                                      By
                                         ---------------------------------------
                                         Name:
                                         Title:

STATE OF CALIFORNIA

COUNTY OF LOS ANGELES

         On the 4th day of May, A.D. 2000  personally  appeared before me Stevan
D. Porter who being by me duly sworn did say, for himself, that he is the Executive Vice President of Promus Hotels, Inc., that he executed the above instrument on behalf of said corporation by authority of a resolution of its board of directors and said Executive Vice President duly acknowledged to me that said corporation executed the same.

                                         /s/  David Marote
                                         ---------------------------------------
                                         Notary Public

                                         Residing at:

                                         10639 [illegible], #3
                                         ---------------------------------------
                                         Los Angeles, CA  90024
                                         ---------------------------------------

My commission expires:

     8/8/2002
----------------------
Notary Seal

STATE OF VIRGINIA

CITY OF RICHMOND

         On the 2nd day of May, A.D. 2000 personally appeared before me Glade M. Knight who being by me duly sworn did say, for himself, that he is the President & Chairman of Apple Suites, Inc., that he executed the above instrument on behalf of said corporation by authority of a resolution of its board of directors and said Glade M. Knight duly acknowledged to me that said corporation executed the same.

                                         /s/ Jacquelyn B. Owens
                                         ---------------------------------------
                                         Notary Public

                                         Residing at:

                                         306 East Main Street
                                         ---------------------------------------
                                         Richmond, Virginia 23219
                                         ---------------------------------------

My commission expires:

   6/30/03
----------------------

Notary Seal

STATE OF VIRGINIA

CITY OF RICHMOND

         On the 2nd day of May, A.D. 2000 personally appeared before me Glade M. Knight who being by me duly sworn did say, for himself, that he is the President & Chairman of Apple Suites Management, Inc., that he executed the above instrument on behalf of said corporation by authority of a resolution of its board of directors and said Glade M. Knight duly acknowledged to me that said corporation executed the same.

                                         /s/ Jacquelyn B. Owens
                                         ---------------------------------------
                                         Notary Public

                                         Residing at:

                                         306 East Main Street
                                         ---------------------------------------
                                         Richmond, Virginia 23219
                                         ---------------------------------------

My commission expires:

   6/30/03
----------------------

Notary Seal

STATE OF _______________

COUNTY OF _______________


         On the ______ day of May, A.D. 2000 personally appeared before me _________________________ who being by me duly sworn did say, for himself, that he is the _______________ of Lawyers Title Realty Services, Inc., that he executed the above instrument on behalf of said corporation by authority of a resolution of its board of directors and said _________________________ duly acknowledged to me that said corporation executed the same.

                                                     ---------------------------
                                                     Notary Public

                                                     Residing at:

                                                     ---------------------------
                                                     ---------------------------

My commission expires:

---------------------

Notary Seal